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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 2, 2000


                        LEVEL JUMP FINANCIAL GROUP, INC.

             (Exact name of registrant as specified in its charter)


             Florida                                         1-12023
(State or other jurisdiction of incorporation)        (Commission File No.)


         30 Broad Street
         28th Floor
         New York, New York                                   10004
(Address of principal executive offices)                  (Postal Code)


        Registrant's telephone number, including area code:(212) 344-5867


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Item 1. Changes in Control of Registrant

         On November 2, 2000, a group of eight shareholders including the four current directors of Level Jump Financial Group, Inc. (the "Company") contracted to sell 5,949,750 outstanding shares of common stock of the Company to Jacob International Inc., a Wyoming corporation (the "Purchaser"), in a private sale. The stock represents approximately 72% of the outstanding common stock of the Company. The aggregate purchase price is $250,000. The funds used for the acquisition of the shares will be working capital of the Purchaser. The purchase of the shares is subject to a number of conditions. The closing is anticipated to be no later than February 15, 2001. After the closing of the purchase, the existing board of directors and management will be replaced by persons appointed by the new majority owner, subject to the filing of appropriate notices under the federal securities laws and state corporate law.

Item 7.  Financial Statement and Exhibits

         (c)      The following documents are filed herewith as exhibits:

                  99.1     Press Release dated November 10, 2000




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                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEVEL JUMP FINANCIAL GROUP, INC.



                                                  /s/ Brice Scheschuk
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                                            Name: Brice Scheschuk
                                            Title:    Secretary

Date: November 10, 2000